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FOR IMMEDIATE RELEASE
FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Elyse Lorenzato (724) 741 - 8525

MSA Safety to Acquire Industrial Internet of Things Solution Provider Sierra Monitor Corporation

•	Transaction valued at approximately $33 million; about 1.5 times revenue on a trailing twelve-month basis

•	Expected EBITDA multiple of 7x on a next-twelve-month basis, driven primarily by elimination of Sierra Monitor public company costs

•	Expected to be accretive to earnings in 2019

PITTSBURGH, March 29, 2019 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today announced that it has entered into a definitive agreement to acquire California-based Sierra Monitor Corporation (OTCQB: SRMC) in an all-cash transaction valued at approximately $33 million. The acquisition accelerates MSA’s strategy to enhance worker safety through the use of cloud technology and wireless connectivity, while supplementing the company’s organic investments in software-as-a-service applications, including its recently established Safety ioTM subsidiary.

Based in Milpitas, Ca., in the heart of Silicon Valley, Sierra Monitor is a leading provider of fixed gas and flame detection (FGFD) instruments and Industrial Internet of Things (IIoT) solutions that connect and help protect high-value infrastructure assets. Typical uses for Sierra Monitor technology include wastewater treatment facilities, light manufacturing, transportation infrastructures, and HVAC applications. Sierra Monitor has annual revenue of approximately $20 million and approximately 80 employees.

“We’re excited to have the opportunity to add Sierra Monitor to our core product portfolio and we look forward to welcoming the Sierra Monitor team to MSA,” said Nish Vartanian, MSA President and CEO. “Today’s agreement effectively fast tracks the timetable for our Safety io subsidiary to expand into infrastructure applications for our FGFD systems,” he said.

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Launched in late 2018, Safety io is focused on leveraging wireless technology and cloud computing to enable a broad range of connected safety services and applications, including those involving the use of MSA portable gas monitors. “With Sierra Monitor’s extensive IIoT gateway offerings and its recent investments in cloud technology, we can accelerate our own connectivity strategy while also expanding our FGFD product line in a way that enables us to better serve markets where we do not currently have a market leading position,” Mr. Vartanian said. “Overall, this acquisition positions us to best leverage the broad potential of Safety io.”

In addition to connecting its own line of FGFD devices, Sierra Monitor’s IIoT solutions - marketed under the FieldServer brand - have extensive protocols to facilitate the connection of a broad array of infrastructure assets, such as boiler controls, chillers, lighting controls and any equipment that is integrated into a typical building management system. With a strong track record of innovation, Sierra Monitor has combined industrial sensing and automation with emerging technologies to provide IIoT solutions that connect and protect high-value infrastructure assets.

Sierra Monitor’s revenue base is evenly split between FGFD instruments and connectivity gateways that enable original equipment manufacturers and systems integrators to locally or remotely monitor and control fixed infrastructure assets. Sierra Monitor’s FGFD devices - branded as Sentry IT fire and gas detection solutions - protect personnel and facility infrastructures across a range of applications including wastewater treatment, alternative energy vehicle fueling and maintenance, and the oil and gas industry.

MSA Senior Vice President and Chief Financial Officer Ken Krause, who leads the company’s corporate development activities, commented, “As we look at our corporate strategy and where the safety market is headed over the long term, we see connectivity as an important differentiator.” Mr. Krause noted that MSA’s global installed base of FGFD systems consists of hundreds of thousands of instruments across the world. “The Sierra Monitor acquisition not only provides the opportunity to start to bring those instruments into the Industrial IoT, it enhances and supplements the organic investments we’ve been making in connectivity applications and software-as-a-service offerings,” he said.

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“MSA’s leadership position in the safety market and commitment to innovation make it a natural home for Sierra Monitor,” said Jeff Brown, CEO of Sierra Monitor. “By leveraging MSA’s leading edge FGFD product offerings, and software engineering resources and expertise, we have the opportunity to scale our business and expand our reach far beyond the installed base and markets we have access to today.”

The transaction is expected to close in the second quarter of 2019, subject to customary closing conditions. With approximately 85 percent of its revenue from the U.S. and Canada, Sierra Monitor’s financial results will be primarily reflected in MSA’s Americas business segment.

About MSA Safety

Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2018 revenues of $1.4 billion, MSA employs approximately 4,800 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

About Sierra Monitor Corporation

Headquartered in the heart of Silicon Valley in Milpitas, California, Sierra Monitor was founded forty years ago (in 1978) and has been a public company since 1989. Recently named a “Top Place to Work” in Silicon Valley, Sierra Monitor combines a distinguished track record in industrial sensing and automation with IoT technologies such as wireless, cloud connectivity, and data services. As a result, Sierra Monitor is at the forefront of the emerging IIoT trend. The company's vision is to capitalize on the expanding worldwide demand for knowledge-based products and services that improve operational performance, productivity, efficiency and safety in building automation, industrial, and military applications, while reducing demands on resources and energy consumption.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about MSA’s and Sierra Monitor’s managements’ future expectations, beliefs, goals, plans or prospects. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation the ability to consummate the transaction, risks that the conditions to the closing of the transaction are not satisfied, litigation relating to the transaction, the ability of MSA to successfully integrate Sierra Monitor’s operations and employees, unexpected costs, changes or expenses resulting from the transaction, risks that the transaction disrupts the current plans and operations of MSA and Sierra Monitor, the ability to realize anticipated synergies and cost savings, competition from larger and more established companies in Sierra Monitor’s markets, MSA’s ability to successfully grow Sierra Monitor’s business, potential adverse reactions or changes in business relationships resulting from the announcement of the transaction, the retention of key employees, global economic conditions, spending patterns of government agencies, competitive pressures, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 22, 2019. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

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